Exhibit 10.4

Amendment 1

to the License and Supply Agreement

between

Medac Gesellschaft für klinische Spezialpräparate m.b.H., a company duly organised and existing under the laws of Germany, having its head office at Theaterstraße 6, 22880 Wedel, Germany, registered with the commercial register of the local court of Pinneberg under HRB 12042 PI, VAT No. DE 118579535,

- “medac” -

and

UroGen Pharma Ltd, a company organized and existing under the laws of the State of Israel having an address at 9 HaTaassiya St., Ra’anana 4365405, Israel

- “UroGen” -

-hereinafter individually referred to as a “Party“ and collectively as the “Parties“-

The Parties executed a certain License and Supply Agreement, effective as of 16. January 2024 (the “Agreement”). The Parties desire to supplement the terms and conditions of the Agreement in order to define long-term storage activities for validation batches of the Product by medac. Unless otherwise specified, capitalized words set forth herein shall have the same meanings as defined in the Agreement.

The Parties therefore wish to alter the Agreement as follows:

1.	Exhibit D shall be added to the Agreement and define the storage activities as reflected in Schedule 1 attached hereto.

The remaining provisions of the Agreement shall not be affected by this Amendment 1.

This Amendment 1 shall enter into force upon the latter date of signature of it (“Effective Date”).

Medac Gesellschaft fur klinische Spezialpraparate m.b.H.	UroGen Pharma Ltd.

Wedel, Germany 15 January 2026	Ra'anana, Israel 18 January 2026

/signed/
Authorized Signatory	Keren Stotzky
Vice president, Manufacturing and Supply chain

Wedel, Germany 15 January 2026

i.A.   /signed/

Authorized Signatory

Wedel, Germany 14. January 2026

i.A. /signed/

Authorized Signatory

Schedule 1

Exhibit D: STORAGE ACTIVITIES OF VALIDATION BATCH PRODUCT